410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1
Oil-Dri Announces Changes in the Timing of its
Second Quarter Earnings Release and Investor Teleconference

CHICAGO-(February 19, 2019)- Oil-Dri Corporation of America (NYSE: ODC) announced today that due to scheduling conflicts, a change has been made to previously announced events. The Company will release its second quarter financial results before the U.S. stock market opens on Monday, March 11, 2019 and will host an Investor Teleconference after the close of the market on the same day.

Teleconference details will be communicated via web alert and posted on the Events page of the Company’s website (investors.oildri.com/events) approximately one week prior to the call.

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While Oil-Dri’s founding product was granular clay floor absorbents, it has since greatly diversified its portfolio. The Company’s mission to “Create Value from Sorbent Minerals” is supported by its wide array of consumer and business to business product offerings. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone. To learn more about the Company, visit oildri.com.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515